UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 15, 2021

Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited

(Exact name of Registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta, Canada T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (403) 319-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Shares, without par value, of Canadian Pacific Railway Limited	CP	New York Stock Exchange
Common Shares, without par value, of Canadian Pacific Railway Limited	CP	Toronto Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	CP40	New York Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	BC87	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 15, 2021, Canadian Pacific Railway Limited, a Canadian corporation (the “Corporation”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kansas City Southern, a Delaware corporation (“Kansas City Southern”), Cygnus Merger Sub 1 Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Corporation (“Surviving Merger Sub”) and Cygnus Merger Sub 2 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Surviving Merger Sub (“First Merger Sub”).

Immediately prior to execution of the Merger Agreement, Kansas City Southern terminated the Agreement and Plan of Merger, dated as of May 21, 2021 (the “CN Agreement”), by and among Canadian National Railway Company (“CN”), Brooklyn Merger Sub, Inc. and Kansas City Southern. In connection with such termination, Kansas City Southern paid or will pay the Company Termination Fee and the CP Termination Fee Refund (each as defined in the CN Agreement) to CN and Brooklyn US Holding, Inc., respectively, pursuant to and in accordance with the terms of the CN Agreement. The Corporation has agreed to remit, or cause Canadian Pacific Railway Company (“CPRC”), on behalf of and at the direction of the Corporation, to remit to Kansas City Southern $700,000,000 in connection with Kansas City Southern’s payment of the Company Termination Fee (as defined in the CN Agreement) to CN. In addition, the Corporation has agreed to remit to Kansas City Southern $700,000,000 in connection with Kansas City Southern’s payment of the CP Termination Fee Refund (as defined in the CN Agreement) to Brooklyn US Holding, Inc., such remittance constituting a refund and return by the Corporation of the “Company Termination Fee” received by the Corporation from Kansas City Southern on the termination of the merger agreement by and among the Corporation, Kansas City Southern, Surviving Merger Sub and First Merger Sub dated March 21, 2021.

The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein (1) First Merger Sub will merge with and into the Kansas City Southern (the “First Merger”), with Kansas City Southern surviving the First Merger as a direct, wholly owned subsidiary of Surviving Merger Sub, and (2) immediately following the effective time of the First Merger (the “Effective Time”), Kansas City Southern will merge with and into Surviving Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Surviving Merger Sub surviving the Second Merger as a direct, wholly owned subsidiary of the Corporation.

Immediately following the Second Merger and certain internal transactions, all of the stock of Surviving Merger Sub, as successor to Kansas City Southern, will be deposited into a voting trust subject to a voting trust agreement (the “Voting Trust Transaction”), pending final control approval by the Surface Transportation Board (the “STB”).

Merger Consideration

Under the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of Kansas City Southern that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive (1) 2.884 common shares of the Corporation and (2) $90 in cash, without interest (collectively, the “Merger Consideration”), and each share of preferred stock, par value $25 per share, that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive $37.50 in cash, without interest.

Conditions to the Mergers

The respective obligations of Kansas City Southern and the Corporation to consummate the Mergers are subject to the satisfaction or waiver of a number of customary conditions, including: (1) the adoption of the Merger Agreement by Kansas City Southern’s stockholders; (2) approval of the issuance of the Corporation’s common shares in the First Merger by the Corporation’s shareholders; (3) the Corporation’s registration statement on Form F-4 having been declared effective by the Securities and Exchange Commission; (4) the absence of any injunction or similar order prohibiting the consummation of the Mergers or the Voting Trust Transaction; (5) approval by the Comisión Federal de Competencia Económica (the Mexican Antitrust Commission) and the Instituto Federal de Telecomunicaciones (the Mexican Federal Telecommunications Institute) of the transactions contemplated by the Merger Agreement (collectively, the “Mexican Regulatory Approvals”); (6) the Corporation’s common shares issuable in the First Merger having been approved for listing on the New York Stock Exchange and the Toronto Stock Exchange; (7) accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; (8) compliance by the other party in all material respects with such other party’s obligations under the Merger Agreement; and (9) with respect to the Corporation, the absence of a Company Material Adverse Effect, and with respect to Kansas City Southern, the absence of a Parent Material Effect (as such terms are defined in the Merger Agreement).

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by Kansas City Southern, the Corporation, Surviving Merger Sub and First Merger Sub. The Merger Agreement also contains customary pre-closing covenants, including covenants by each of the parties relating to conduct of their business prior to the closing of the Mergers and, in the case of Kansas City Southern, during the pendency of the voting trust. The parties have agreed to take all actions necessary, proper or advisable to complete the Mergers as promptly as practicable. The Merger Agreement also provides that, during the period from the date of the Merger Agreement until the Effective Time, each of Kansas City Southern and the Corporation is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions.

Following final approval of the transaction by the STB (or at such earlier date following the closing of the Mergers as may be approved by the STB), four members of the Kansas City Southern board of directors will be appointed to the Corporation board of directors.

Treatment of Equity Awards

Under the Merger Agreement, at the Effective Time, (1) each outstanding Kansas City Southern stock option will be converted into the right to receive an amount in cash equal to the value of the Merger Consideration in respect of each share of Kansas City Southern common stock subject to such option, less the applicable exercise price, (2) each outstanding Kansas City Southern restricted share will be converted into the right to receive the Merger Consideration and (3) each Kansas City Southern performance unit will be converted into a cash-based award equal to the value of the Merger Consideration, with the number of shares of Kansas City Southern common stock subject to each award equal to 200% of the applicable target, with such cash-based award subject to the same terms and conditions (including vesting terms and conditions but excluding performance-based vesting conditions) as applied to the applicable Kansas City Southern performance unit, and each such cash-based award will vest in full upon a qualifying termination following the closing of the Mergers.

Termination and Termination Fees

Either Kansas City Southern or the Corporation may terminate the Merger Agreement in certain circumstances, including if (1) the Effective Time has not occurred by February 21, 2022 (or, in the event the Mexican Regulatory Approvals are the only outstanding conditions to be satisfied or waived as of February 21, 2022 (other than those conditions that by their nature are to be satisfied at the closing of the Mergers), by May 21, 2022) (such date, the “End Date”), (2) a governmental entity of competent jurisdiction has issued a final non-appealable injunction or similar order prohibiting or making illegal the consummation of the Mergers or the Voting Trust Transaction, (3) Kansas City Southern’s stockholders fail to adopt the Merger Agreement, (4) the Corporation’s shareholders fail to approve the issuance of the Corporation’s common shares in the First Merger, (5) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Mergers, subject to the right of the breaching party to cure the breach, or (6) the other party’s board of directors has changed its recommendation in favor of the Mergers. In addition, subject to compliance with specified process and notice requirements, Kansas City Southern may terminate the Merger Agreement in order to enter into an agreement providing for a Company Superior Proposal (as defined in the Merger Agreement).

Under the Merger Agreement, Kansas City Southern will be required to make a payment to the Corporation equal to $700,000,000 if the Merger Agreement is terminated in certain circumstances, including because the Kansas City Southern board of directors has changed its recommendation in favor of the Mergers or Kansas City Southern has terminated the Merger Agreement in order to enter into an agreement providing for a Company Superior Proposal, and the Corporation will be required to make a payment to Kansas City Southern equal to $700,000,000 if the Merger Agreement is terminated in certain circumstances, including because the Corporation board of directors has changed its recommendation in favor of the Mergers and the issuance of the Corporation’s common shares in connection therewith. In addition, the Corporation will be required to make a payment to Kansas City Southern equal to $1,000,000,000 if the Merger Agreement is terminated in certain other circumstances, including (i) if the Mergers have not been consummated by the End Date because there is an injunction or similar order prohibiting or making illegal the consummation of the Mergers or the Voting Trust Transaction arising out of any law relating to the regulation of the railroad industry or Section 721 of the United States Defense Production Act of 1950 or (ii) if such an injunction or order has become final and non-appealable.

Reimbursement of the Termination Fee Paid to Canadian National

Pursuant to the Merger Agreement, Kansas City Southern has agreed to refund the Corporation the remittance of the $700,000,000 in respect of Kansas City Southern’s payment to CN of the Company Termination Fee (as defined in the CN Agreement) if (i) Kansas City Southern terminates the Merger Agreement in order to enter into an agreement providing for a Company Superior Proposal, (ii) the Corporation terminates the Merger Agreement upon a change of recommendation with respect to the Mergers by Kansas City Southern’s board of directors or (iii) the Corporation terminates the Merger Agreement on the basis of a breach by Kansas City Southern of its representations, warranties or covenants in the Merger Agreement in a manner that would entitle the Corporation not to consummate the Mergers.

Additional Information

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about Kansas City Southern or the Corporation.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Kansas City Southern’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, Kansas City Southern undertakes no obligation to update such information.

Credit Agreement

On September 15, 2021, the Corporation, as covenantor, and CPRC, as borrower, entered into a Credit Agreement (the “Credit Agreement”) with BMO, as administrative agent, and the lenders and financial institutions party thereto, pursuant to which the lenders provided CPRC with $500 million in unsecured term loans, which have an initial six-month maturity and are expected to be used to finance a portion of the fees owed in connection with the termination of the CN Agreement. The Corporation has guaranteed the loans.

The loans bear interest, at the Corporation’s option, either at a U.S. base rate or LIBOR plus a margin based on the Corporation’s senior unsecured credit rating, with an option to convert to Canadian dollar borrowings. In the case of (i) U.S. base rate loans or Canadian Prime Rate loans, the margin will range between 0 and 75 basis points and (ii) LIBOR loans or drawings of bankers acceptances, the margin will range between 87.5 and 175 basis points. The Credit Agreement contains customary restrictions on the ability of the Corporation and CPRC to, among other things, incur or create liens, dispose of assets or merge or consolidate, and also contains customary affirmative covenants, applicable to the Corporation and CPRC. The Credit Agreement also includes a financial maintenance covenant requiring the Corporation to maintain a Funded Net Debt to EBITDA ratio of not more than 4.00:1.00 prior to the closing of the Mergers.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading “Credit Agreement” is hereby incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

Bridge Facility Commitment Letter

In connection with the Mergers, on September 15, 2021, the Corporation, as covenantor, and CPRC, as borrower, entered into a bridge facility commitment letter (the “Bridge Commitment Letter”) with Bank of Montreal (“BMO”) and Goldman Sachs Lending Partners LLC (“Goldman Sachs”) pursuant to which BMO and Goldman Sachs have committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of $8.5 billion for the purpose of funding the Merger Consideration and paying fees and expenses related thereto. The Corporation currently expects to replace the bridge facility prior to the closing of the Mergers with permanent financing, which may include the issuance of debt securities.

The commitments under the Bridge Commitment Letter are subject to customary conditions, including the execution and delivery of definitive documentation with respect to the bridge facility in accordance with the terms set forth in the Bridge Commitment Letter.

Canadian Pacific Backstop Commitment Letter

In connection with the Mergers, on September 15, 2021, the Corporation, as covenantor, and CPRC, as borrower, entered into a bridge facility commitment letter (the “Canadian Pacific Backstop Commitment Letter”) with BMO and Goldman Sachs pursuant to which, in the event the Corporation and CPRC do not obtain certain required consents from the lenders under that certain Amended and Restated Credit Agreement dated as of September 27, 2019 (as amended from time to time, the “Existing Canadian Pacific Credit Agreement”) made among CPRC as borrower, the Corporation as covenantor, the lenders party thereto and Royal Bank of Canada as administrative agent, the Corporation and CPRC may obtain debt financing from BMO and Goldman Sachs in an aggregate principal amount of up to $1.3 billion to backstop the existing Canadian Pacific Credit Agreement.

The commitments under the Canadian Pacific Backstop Commitment Letter are subject to customary conditions, including the execution and delivery of definitive documentation in accordance with the terms set forth in the Canadian Pacific Backstop Commitment Letter.

Kansas City Southern Backstop Commitment Letter

In connection with the Mergers, on September 15, 2021, the Corporation, as covenantor, and CPRC, as initial borrower, entered into a commitment letter (the “Kansas City Southern Backstop Commitment Letter”) with BMO and Goldman Sachs pursuant to which, in the event Kansas City Southern does not obtain certain required consents from the lenders under that certain Amended and Restated Credit Agreement dated as of March 9, 2019 (as amended from time to time, the “Existing Kansas City Southern Credit Agreement”) made among Kansas City Southern, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, Kansas City Southern, as borrower, may obtain debt financing from BMO and Goldman Sachs in an aggregate principal amount of up to $600 million to backstop the existing Kansas City Southern Credit Agreement.

The commitments under the Kansas City Southern Backstop Commitment Letter are subject to customary conditions, including the execution and delivery of definitive documentation in accordance with the terms set forth in the Kansas City Southern Backstop Commitment Letter.

Press Release

On September 15, 2021, the Corporation and Kansas City Southern issued a joint press release announcing their entry into the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 15, 2021, by and among Canadian Pacific Railway Limited, Cygnus Merger Sub 1 Corporation, Cygnus Merger Sub 2 Corporation and Kansas City Southern.

99.1	Joint Press Release, dated September 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Corporation hereby undertakes to furnish supplemental copies of any omitted schedules upon request by the SEC; provided, however, that the Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

*    *    *

FORWARD-LOOKING STATEMENTS AND INFORMATION

This current report includes certain forward looking statements and forward looking information (collectively, FLI) to provide the Corporation’s and Kansas City Southern’s shareholders and potential investors with information about the Corporation, Kansas City Southern and their respective subsidiaries and affiliates, including each company’s management’s respective assessment of the Corporation, Kansas City Southern and their respective subsidiaries’ future plans and operations, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the timing and completion of the transaction, including receipt of regulatory and shareholder approvals and the satisfaction of other conditions precedent; interloper risk; the realization of anticipated benefits and synergies of the transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the transaction and other disruptions arising from the transaction; changes in business strategy and strategic opportunities; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; potential changes in the Corporation’s share price which may negatively impact the value of consideration offered to Kansas City Southern shareholders; the ability of management of the Corporation, its subsidiaries and affiliates to execute key priorities, including those in connection with the transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, shareholder, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by the Corporation and Kansas City Southern with Canadian and U.S. securities regulators, including any proxy statement, prospectus, material change report, management information circular or registration statement to be filed in connection with the transaction. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements” in the Corporation’s and Kansas City Southern’s annual and interim reports on Form 10-K and 10-Q. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this current report is expressly qualified in its entirety by these cautionary statements.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

The Corporation will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement of Kansas City Southern that also constitutes a prospectus of the Corporation, and any other documents in connection with the transaction. The definitive proxy statement/prospectus will be sent to the shareholders of Kansas City Southern. The Corporation will also file a management proxy circular in connection with the transaction with applicable securities regulators in Canada and the management proxy circular will be sent to the Corporation’s shareholders. INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF KANSAS CITY SOUTHERN AND THE CORPORATION ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, AS APPLICABLE, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR APPLICABLE SECURITIES REGULATORS IN CANADA IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KANSAS CITY SOUTHERN, THE CORPORATION, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by the Corporation and Kansas City Southern with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the registration statement, proxy statement/prospectus, management proxy circular and other documents which will be filed with the SEC and applicable securities regulators in Canada by the Corporation online at investor.cpr.ca and www.sedar.com, upon written request delivered to the Corporation at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Attention: Office of the Corporate Secretary, or by calling the Corporation at 1-403-319-7000, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Kansas City Southern online at www.investors.kcsouthern.com, upon written request delivered to Kansas City Southern at 427 West 12th Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, or by calling Kansas City Southern’s Corporate Secretary’s Office by telephone at 1-888-800-3690 or by email at corpsec@kcsouthern.com.

You may also read and copy any reports, statements and other information filed by Kansas City Southern and the Corporation with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 or visit the SEC’s website for further information on its public reference room. This current report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION OF PROXIES

This current report is not a solicitation of proxies in connection with the transaction. However, under SEC rules, the Corporation, Kansas City Southern, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information about the Corporation’s directors and executive officers may be found in its 2021 Management Proxy Circular, dated March 10, 2021, as well as its 2020 Annual Report on Form 10-K filed with the SEC and applicable securities regulators in Canada on February 18, 2021, available on its website at investor.cpr.ca and at www.sedar.com and www.sec.gov. Information about Kansas City Southern’s directors and executive officers may be found on its website at www.kcsouthern.com and in its 2020 Annual Report on Form 10-K filed with the SEC on January 29, 2021, available at www.investors.kcsouthern.com and www.sec.gov. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement/prospectus and management proxy circular and other relevant materials filed with the SEC and applicable securities regulators in Canada when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANADIAN PACIFIC RAILWAY LIMITED
(Registrant)

By: /s/ Nizam Hasham
Nizam Hasham
General Counsel & Assistant Corporate Secretary

Date: September 15, 2021